Exhibit 10.20

OMNIBUS assignment, assumption and AMENDMENT agreement

This Omnibus Assignment, Assumption and Amendment Agreement (this “Agreement”) is effective March 31, 2023 (the “Effective Date”), by and among Safehold Inc., a Maryland corporation (“SAFE”), CARET Ventures LLC, a Delaware limited liability company (“Prior CARET Issuer”), CARET Management Holdings LLC, a Delaware limited liability company (“CMH” and with Prior CARET Issuer, each, an “Assignor”), and Safehold GL Holdings LLC (formerly known as Safehold Operating Partnership LP), a Delaware limited liability company (“Holdings” or “Assignee”). SAFE, Prior CARET Issuer, CMH and Holdings are referred to collectively in this Agreement as the “Parties” and each, a “Party”. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Plan (as defined below), the Award Agreements (as defined in the Plan) or the then current limited liability company agreement of Holdings, as applicable.

WHEREAS, SAFE and its indirect subsidiary, Prior CARET Issuer, are parties to that certain Subscription Agreement, dated August 10, 2022, with MSD Partners, L.P. and the other parties thereto (the “Subscription Agreement”);

WHEREAS, in connection with, among other things, the consummation of the transactions contemplated by the Subscription Agreement, the Company is implementing the Restructuring (as defined in the Subscription Agreement);

WHEREAS, SAFE previously adopted the Safehold, Inc. CARET Performance Incentive Plan (the “Plan”);

WHEREAS, in connection with the Restructuring, the CARET Units issued by the Prior CARET Issuer are being contributed to Holdings in exchange for CARET Units issued by Holdings, and the rights and obligations under the Plan and the underlying Award Agreements are being assigned by the Prior CARET Issuer and CMH, as applicable, to Holdings;

WHEREAS, (i) pursuant to Section 21 of each Award Agreement, SAFE may assign the Award Agreement at its sole election without the need for further notice to or consent by Participant, (ii) pursuant to Section 12(a) of the Plan, the Committee may amend the Plan at any time and from time to time and (iii) pursuant to Section 12(b) of the Plan, the Committee may amend the terms of any one or more Awards at any time and from time to time;

WHEREAS, in connection with the Restructuring, each Assignor desires to assign each Award Agreement to Holdings, effective as of the Effective Date; and

WHEREAS, Holdings desires to accept the assignment of the Award Agreements, and to assume all of Prior CARET Issuer’s and CMH’s rights and obligations thereunder.

NOW THEREFORE, this Agreement is made in consideration of the premises, representations, warranties, and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each of the Parties hereby agree as follows:

1.            Transfer and Assignment of Award Agreements. As of the Effective Date, each Assignor hereby transfers, conveys, and assigns to Holdings each Award Agreement and all of such Assignor’s right, title, and interest therein and thereunder and under the Plan.

2.            Acceptance and Assumption. As of the Effective Date, Holdings hereby accepts the assignment, transfer and conveyance to it of the Award Agreements and all of each Assignor’s right, title and interest therein and thereunder and under the Plan, and hereby assumes and agrees to perform all of the obligations of the applicable Assignor thereunder.

3.            Amendments. From and after the Effective Date, all documentation pertaining to the Plan, each Award and each Award Agreement shall be deemed amended as necessary to reflect the exchange of the CARET Units issued by the Prior CARET Issuer for CARET Units issued by Holdings and to provide that references to the Prior CARET Issuer or CMH, as applicable, in such documentation shall refer to Assignee. Without limiting the generality of the foregoing, from and after the Effective Date, such documentation shall be amended as follows:

a)	All references to the “CARET LLC,” or “CARET Issuer,” shall mean and refer to Holdings, a subsidiary of the Company and the issuer of CARET Units.

b)	All references to the “LLC Agreement,” shall mean and refer to the Limited Liability Company Agreement of Holdings, dated as of March 30, 2023, as it may be amended, supplemented or restated from time to time in accordance with its terms (the “Holdings LLC Agreement”).

c)	All references to the “Partnership” shall mean and refer to Holdings.

d)	All references to “CARET Units” shall mean and refer to CARET Units (as defined in the Holdings LLC Agreement) of Holdings.

4.            Further Assurances. Subject to the terms of this Agreement, the Parties shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, and in their discretion, entering into amendments to the Plan and/or any Award Agreement and notifying the other parties thereto of such assignment and assumption.

5.            Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, legal representatives, successors and assigns.

6.            Modification and Waiver. No supplement, modification, waiver, or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by all Parties. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar); nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

7.            Counterparts. Any number of counterparts of this Agreement may be executed. Each counterpart will be deemed to be an original instrument, and all counterparts taken together will constitute one agreement. This Agreement may be executed by PDF or other electronic means.

8.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

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IN WITNESS WHEREOF, the Parties have caused this Omnibus Assignment, Assumption and Amendment Agreement to be executed by their duly authorized representatives on the date herein above first mentioned.

SAFEHOLD INC.

By:	/s/ Sander Ash
Name:	Sander Ash
Title:	Deputy General Counsel

CARET VENTURES LLC By: Safehold GL Holdings LLC By: Safehold Inc., its Managing Member

By:	/s/ Sander Ash
Name:	Sander Ash
Title:	Deputy General Counsel

CARET MANAGEMENT HOLDINGS LLC By: Safehold Inc., its Managing Member

By:	/s/ Sander Ash
Name:	Sander Ash
Title:	Deputy General Counsel

SAFEHOLD GL HOLDINGS LLC By: Safehold Inc., its Managing Member

By:	/s/ Sander Ash
Name:	Sander Ash
Title:	Deputy General Counsel

[Signature Page to Omnibus Assignment, Assumption and Amendment Agreement]